Exhibit 10.14

No: 2010 qing xin zi No.116

Contract of Loan for Small-sized Enterprise

Special Note: This contract is signed between and by the lender and the borrower according to law through consultation on the basis of equality and voluntariness, and all articles of the contract are the real expressions of both parties. To maintain the legal rights and interests of the borrower, the lender requests the borrower to pay sufficient attentions to all the articles relating to the rights and obligations of both parties, in particular, the contents of the part in black type.

Lender: Daqing Branch       of ICBC Corporation Limited

Person-in-charge:  Jiao Bin            Contact Person:     Liang Yan

Domicile (Address):       ICBC Building, No.37 Dongfeng Road, Sa Er Tu District

Postcode:   163311

Telephone:  4626889                 Fax:      4626889

E-mail:     dqgsywb@163.com

Borrower: Heilongjiang TYALS Co., Ltd

Legal representative: Wang Yuhu       Contact Person:      Chen Xuerui

Domicile (Address):  No. 1 Sunshine Street, Hi-tech Industry Development zone, Daqing City

Postcode:   163316

Telephone: 4300122-8005           Fax: 4300211     E-mail:

Through equal consultation, the borrower and the lender have reached an agreement on the matter that the lender extends loan to the borrower, and hereby sign this contract.

Part One Loan Conditions

Article 1    Use of Loan

The loan under this contract shall be used to purchase materials for use in production. Unless approved in writing by the lender, the borrower shall not use the loan for any other purpose, and the lender shall have the right to monitor and supervise the use of the loan.

Article 2    Amount and Period of Loan

2.1 The currency of the loan under this contract shall be renminbi (RMB), and the amount shall be RMB 5, 600, 000 (in words: RMB Five million and six hundred thousand) and (when the number and the words are inconsistent, the words shall prevail).

2.2 The period of the loan under this contract shall be twelve (12) months, which shall be calculated from the date on which the money is actually drawn (in the case of drawing money in many times, calculate from the date the first drawing is made). The actual money-drawing date shall subject to the evidence of debt.

Article 3    Interest Rate, Interest and Expense

3.1 [The method to determine the interest rate of renminbi loan]

The interest of the renminbi loan shall be determined according to (2) of the following methods:

(1)	Fixed interest rate, the annual interest rate shall be 1%, and shall remain unchanged within the validity period of the contract.
(2)	Floating interest rate, the interest rate of the loan shall be determined as the benchmark interest rate plus the floating margin, of which, the benchmark interest rate shall be 5.56% (the date on which money is drawn/the contract comes into force), for level of the benchmark interest rate of the People’s Bank of China corresponding to the period of loan agreed in Article 2.2, the floating margin shall be zero (0) (floating up/floating downward/zero), and the floating margin shall remain unchanged within the period of the contract. After the borrower has drawn the money, 1 (1/3/6/12) month shall be taken as one period of the interest rate of the loan, and the interest rate shall be adjusted one time in one period, and the interest shall be calculated by time section. The date to determine the interest rate of the second period shall be the corresponding date upon the expiration of one period after the money-drawing date. If in the adjustment month, there is no date corresponding to the money-drawing date, the last day of this month shall be the corresponding date, and the corresponding dates for various other periods can be determined in the same manner. Where the borrower drawn money in many sums, the interest rate of the loan shall be adjusted according to A of the following methods:
A.	No matter in how many times the money is drawn within one period, the interest rate shall be carried out according to the current loan interest rate determined by the interest rate determining date of this period, and shall be adjusted at the same time in the next period.
B.	The loan interest rate of each sum of money drawn shall be determined and adjusted respectively.

(3) Other:     1

3.2 [The method to determine the interest rate of foreign exchange loan]

The interest rate of foreign exchange loan shall be determined according to Number 1 of the following methods:

(1)	Fixed interest rate, the annual interest rate shall be %, and the interest rate shall remain unchanged within the validity period of the contract.
(2)	Floating interest rate, the interest rate of the loan shall be the floating interest rate consisting of the margin of (LIBOR/HIBOR) of month (benchmark interest rate) plus base point (one base point is 0.01%). The margin with addition of base point shall remain unchanged within the period of the contract. Where money is drawn in multiple sums, the interest rate of each sum of money drawn shall be calculated respectively. After the borrower has drawn the money, the benchmark interest rate shall be adjusted according to Number ________ of the following methods, and the interest shall be calculated by time section.

A.	The benchmark interest rate shall float according to its corresponding period. The date to adjust the benchmark interest rate of the second period shall be the corresponding date upon the expiration of one period after the money-drawing date. If in the adjustment month, there is no date corresponding to the money-drawing date, the last day of this month shall be the corresponding date, and the corresponding dates for various other periods can be determined in the same manner.
B.	The benchmark interest rate shall be adjusted on the first day of each interest period.
(3)	Other:

3.3 The interest of the loan under this contract shall be calculated according to day from the day the money is actually drawn, and the interest shall be settled according to            month                   (month/quarter/half a year). When the loan expires, the interest shall be paid up together with the principal, where, the daily interest rate = annual interest rate/360.

3.4 The penalty interest rate for overdue payment under this contract shall be determined to be the original loan interest rate plus 50%, and the penalty interest rate for misappropriating the loan shall be the original loan interest rate plus 100%.

Article 4    Drawing

The borrower shall draw the money according to the actual money using demand, and the first sum of money must be drawn out before December 31, 2010, and the last sum of money must be drawn before December 31, 2011, otherwise the lender shall have the right to cancel all or part of the loan.

Article 5    Loan Repayment

5.1 The borrower shall return the loan under the contract according to (2) of the following methods:
(1) Repay the loan at one time when the loan matures.

(2) Repay the loan in multiple periods according to the repayment plan (when the content is relatively more, additional page can be attached):

Planned time for repayment	Planned amount for repayment (RMB10, 000)
August 25, 2011	200
November 25, 2011	360

5.2 Where the loan under this contract belongs to any of the following circumstances, the borrower shall return the loan immediately after the corresponding capital is in place, and it shall be unnecessary for the borrower to pay compensation fund for the repayment of the loan in advance caused due to it:

5.3 Except the case agreed in Article 5.2, when the borrower returns the loan in advance, the borrower shall pay         % of the amount returned in advance to the lender as compensation fund.

Article 6    Guarantee

6.1 Where the loan under this contract is guarantee loan, the guarantee mode shall be pledge.

6.2 Where the loan guarantee under this contract is maximum amount guarantee, the corresponding contract of the maximum guarantee amount shall be as follows:

The name of the maximum amount guarantee contract:          (No.           )

The guarantor:

Article 7    Financial Agreement (Selective article, this article shall be ☐ Applicable ☐ Not applicable)

Within the validity period of this contract, the borrower shall abide by the following financial indices agreement:

Article 8    Dispute Settlement

The method to settle the dispute under this contract shall be     (2)      :

(1) Submit the dispute to                                              arbitration commission for arbitration in                                          (place of arbitration) according to the commission’s arbitration rule in effect when the arbitration application is submitted. The arbitration award shall be final and binding on both parties.

(2) The dispute shall be settled through lawsuit in the court in the place where the lender is located.

Article Miscellaneous

9.1 This contract shall be in triplicate, with the borrower, the lender, guarantor each holding one copy.

9.2 The following appendices and other appendices jointly confirmed by both parties shall constitute the integral and inseparable part of this contract, and shall have the same legal effect with this contract.

Appendix 1: Advice of Drawing (Format)

Appendix 2: Entrustment Payment Agreement

Article 10    Miscellaneous

Part Two   Articles of Contract of Loan for Small-sized Enterprise

Article 1    Interest Rate and Interest

1.1	In foreign exchange loan, LIBOR shall be the interbank offer rate of the currency of the loan under this contract displayed in the “LIBO=” page of REUTTRES interbank financial telecommunication terminal two banking days (11: 00 at noon London Time) before the money drawing day or day of adjustment of the benchmark interest rate; HIBOR shall be the interbank offer rate of the currency of HK Dollar displayed in the “HIBO=” page of REUTTRES interbank financial telecommunication terminal two banking days (11: 00 at noon Hong Kong Time) before the money drawing day or day of adjustment of the benchmark interest rate.
1.2	Where the interest rate of the loan under this contract adopts the floating interest rate, the interest rate adjustment after the loan exceeds the period shall still be carried out according to the original method.
1.3	Where the interest of the loan is settled on a monthly basis, the interest settlement day shall be the 20th of each month. Where the interest is settled on a quarterly basis, the interest settlement day shall be the 20th of the last month of each quarter. Where the interest is settled once half a year, the interest settlement day shall be June 20 and December 20.
1.4	The first interest period shall start from the day the borrower actually draws the money and end on the first interest settlement day. The last interest period shall start from the following day after the preceding interest period ends and end on the final repayment day. Other interest period shall start from the following day after the preceding interest period ends and end on the following interest settlement day.
1.5	Where the People’s Bank of China adjusts the method to determine loan interest rate, interest rate shall be handled according to the relevant regulations of the People’s Bank of China, and the lender shall not otherwise notify the borrower.

Article 2    Loan Issuance and Payment

2.1 To draw the loan, the borrower must meet the following preconditions, otherwise the lender shall not have the obligation to issue any sum of money to the borrower, except that the lender agrees to issue the money in advance.

(1) Except credit loan, the borrower has provided the corresponding guarantee according to the requirement of the lender, the corresponding guarantee formalities have already been completed, and no change detrimental to the lender occurs to the guarantee;

(2) Each time the money is drawn, the presentation and warranty of the borrower under this contract shall still be authentic, accurate, and complete, and there is no violation of any article under this contract or any other contract signed between and by the borrower and the lender.

(3) The materials provided certifying the use of the loan shall be consistent with the agreed use.

2.2 Where the borrower uses the loan under this contract in the investment of fixed assets, besides meeting the preconditions mentioned in Article 2.1, the borrower shall also meet the following preconditions:

(1) The loan project is already approved, ratified or put on file (if necessary) by the competent authorities of the State.

(2) The capital or other complementary capital of the loan project has already been put in place in full amount according to the specified time and proportion.

(3) No cost overrun occurs or the cost overrun shall be settled by the borrower through self-raising.

(4) The project progress has already been completed according to plan, and the actual project progress is consistent with the amount already invested.

2.3 For the borrower to draw the loan, the borrower shall submit the advice of drawing to the lender at least five (5) banking days in advance. Once submitted, the advice of drawing shall not be cancelled without the written approval of the lender.

2.4 Where the borrower meets the preconditions for drawing or after the money is issued in advance through the approval of the lender, the fact that the lender transfers the loan to the designated bank account of the borrower shall be deemed as the lender has already issued the loan to the borrower according to the agreement of this contract.

2.5 According to the relevant supervision regulation and the management requirement of the lender, the loan that should adopt the method of entrusting the lender to draw or use the loan, the lender shall pay the loan capital to beneficiary that complies with the agreed use in this contract according to the borrower’s drawing application and payment entrustment. To this end, the borrower shall otherwise sign with the lender the entrustment payment agreement as an appendix to this contract, and shall open or designate special account with the lender to handle entrusted payment matters.

Article 3    Repayment of Loan

3.1 The borrower shall return the full amount of the principal, interest of the loan and other sums of money payable in time according to the agreement in this contract. One bank working day before the repayment day and each interest settlement day, the borrower shall deposit the full amount of the interest payable, principal and other sums of money payable in the repayment account the borrower has opened with the lender, and the lender shall have the right to take the initiative to collect the amount on repayment day or interest settlement day, or require the borrower to cooperate in handling the relevant formalities for transferring the amount. If the amount in the repayment account is not enough for paying all the due sums of money payable by the borrower, the lender shall have the right to decide the liquidation order.

3.2 Where the borrower applies to repay all or part of the loan in advance, the borrower shall submit a written application to the lender ten (10) banking days in advance to obtain the consent of the lender, and shall pay to the lender compensation fund according to the standard agreed in the contract.

3.3 Where the loan is returned in advance through the approval of the lender, the borrower shall also pay up, on the day of returning the loan in advance, the due payable principal, interest of the loan and any other sum of money ending on the day of returning the loan in advance, according to the agreement of this contract.

3.4 The lender shall have the right to take back the loan in advance according to the capital withdrawal situation of the borrower.

3.5 Where the actual loan period is shortened due to the fact that the borrower returns the loan in advance or the lender takes back the loan in advance according to the agreement of this contract, the corresponding interest rate level shall not be adjusted and the original loan interest rate shall still be carried out.

Article 4    Guarantee

4.1 Except credit loan, the borrower shall provide the legal and valid guarantee recognized by the lender for the performance of its obligations under this contract. The guarantee contract shall be signed separately.

4.2 Where the collateral is damaged, depreciated, involves ownership dispute, is sealed up or detained, or the pledgor handles the collateral without authorization, or unfavorable change or any other change unfavorable to the creditor's rights of the lender occurs to the financial conditions of the guarantor of the pledge and guarantee, the borrower shall notify the lender in time and shall otherwise provide other guarantee that the lender accepts.

4.3 Where through approval by the lender, hypothecation guarantee is provided for the loan under this contract in the form of accounts receivable, within the validity period of this contract, any of the following occurs, the lender shall have the right to announce the loan is immediately due, and to require the borrower to repay part or all the principal and interest of the loan, or add the legal, valid and sufficient-amount guarantee accepted by the lender.

(1) The bad debt rate of the pledgor’s accounts receivable from the paying party has gone up for two consecutive months.

(2) The amount of the due un-received accounts receivable of the pledgor of the accounts receivable accounts for more than 5% of the balance of the accounts receivable from the paying party.

(3) Where trade dispute (including but not limited to dispute in quality, technology, or service) or debt dispute arises between the pledgor of the accounts receivable and the paying party or any third party, which makes it probably impossible to pay the due accounts receivable in time.

Article 5    Account Management

5.1 Where the loan under this contract is used for the working capital demand such as the turnover capital for production and operation, the borrower shall designate a special capital withdrawal account with the lender, which is used for collecting the corresponding sales revenue or the planned capital for repayment. Where the corresponding sales revenue is settled in non-cash manner, the borrower shall ensure to transfer the amount to the capital withdrawal account in time upon receiving the sum of money.

5.2 The lender shall have the right to supervise the capital withdrawal account, including but not limited to knowing and supervising the capital revenue and expenditure of this account, and the borrower shall provide cooperation. If the lender requires, the borrower shall sign with lender a special agreement for account supervision.

Article 6    Presentation and Warranty

The borrower shall make the following presentations and warranties to the lender, which shall always be valid within the validity period of this contract:

6.1 Have the subject qualification according to law, and have the qualification and capability to sign and perform this contract.

6.2 Have obtained all the authorizations or approvals necessary for signing this contract, the execution and performance of this contract shall not violate the articles of association of the company, shareholder capital contribution agreement, joint operation agreement, partnership agreement and the stipulations of the relevant laws and regulations, and shall not contradict any obligation the borrower bears under any other contract.

6.3 Other debts payable have already been paid in time, and have no behavior of malicious delay in paying principal and interest of bank loan.

6.4 There is no major behavior violating law or discipline, and incumbent senior managers have not any major undesirable record.

6.5 All the documents and materials provided to the lender are true, accurate, complete and valid, and there is no false record, major omission or misleading presentation.

6.6 Have not hidden from the lender its event involving lawsuit, arbitration, or claim.

6.7 Where the borrower uses the loan under this contract in the investment of fixed assets, the relevant project and the loan event shall comply with the requirement of laws and regulations.

Article 7    Borrower’s Undertaking

7.1 Draw and use the loan according to the period and use agreed in this contract, the borrowed money shall not enter the securities market or the futures market in any form or for any other use prohibited or limited by the relevant laws and regulations.

7.2 Pay up the principal, interest and any other sum of money payable according to the agreement of this contract.

7.3 Be ready to cooperate with the lender in the examination and supervision of the use of the loan capital including the use in the forms of account analysis, voucher check, and on-the-spot investigation, and shall regularly aggregate and report the use of the loan capital according to the requirement of the lender.

7.4 The borrower shall accept the credit check by the lender, and shall provide, according to the requirement of the lender, the true, accurate, and complete financial materials and any other materials that can reflect the debt repayment capability of the borrower, including all account-opening banks, bank account numbers, and deposit balance, and shall actively help and cooperate with the lender in investigating, getting to know and supervising its production, operation and financial conditions.

7.5 The borrower shall not distribute share interest and bonus in any form before paying up the principal and interest of the loan under this contract and any other sum of money payable.

7.6 In taking actions such as merger, separation, capital reduction, equity change, joining partnership, withdrawal from partnership, major asset and creditor’s right transfer, major foreign investment, material addition of debt financing and other actions that may possibly cause unfavorable influence on the rights and interests of the lender, the borrower shall obtain the written approval of the lender in advance.

7.7 Whenever any of the following circumstances occurs, the borrower shall notify the same to the lender:

(1) Change of the matters such as the name, seal, articles of association, domicile, legal representative or person-in-charge, contact address of the company;

(2) Business closedown, dissolution, liquidation, suspension of business for rectification, revocation of business license, cancellation or application for bankruptcy or being applied for bankruptcy;

(3) Involve or may involve major economic dispute, lawsuit, arbitration, or assets are closed down, detained or executed forcibly, or the competent organs such as judicial authority, taxation and industrial and commercial administrations file any case according to law to investigate into the borrower, or take punishment measure.

(4) Any shareholder, director, and incumbent senior manager or shareholder or capital contributor is involved in major case or economic dispute.

7.8 Disclose to the lender any affiliated party relation and transactions with associated parties completely and accurately in time.

7.9 Sign and receive, in a timely manner, various kinds of notices posted to or sent to the borrower in any other way by the lender.

7.10 Avoid disposing asset in such a way as to lower the solvency; avoid damaging the right and interests of the lender in providing guarantee to a third party.

7.11 Bear the charges incurred due to the execution and performance of this contract, and the charges paid or payable by the lender to materialize the creditor’s rights under this contract, including but not limited to litigation or arbitration charge, property preservation charge, lawyer’s fee, execution fee, evaluation charge, auction charge, and announcement fee.

7.12 The liquidation sequence of the borrower’s debt under this contract shall take precedence of the borrower’s debts to its shareholders, legal representative, or person-in-charge, partners, main capital contributors, or key management personnel, and shall be at least in the equal position as the borrower’s debts of the same type to other creditors.

Article 8    Lender’s Undertaking

8.1 Extend loan to the borrower according to the agreement of this contract.

8.2 Keep confidential the non-public materials provided by the borrower that relate to its financial conditions, production and operation, except those otherwise stipulated by the law and this contract.

Article 9    Violation of Contract

9.1 The occurrence of any of the following circumstances constitutes the borrower’s violation of this contact:

(1) The borrower fails to pay the principal, interest of the loan under this contract and other sum of money payable, or fails to perform any other obligation under this contract, or violates any presentation, warranty, or undertaking under this contract;

(2) Any change detrimental to the creditor’s right of the lender occurs to the guarantee under this contract, and the borrower fails to otherwise provide other guarantee accepted by the lender.

(3) Any other debt of the borrower fails to be repaid upon maturity (including those declared to be mature in advance), or the borrower fails to perform or violates obligation under other agreement, which has already impacted or may impact the performance of its obligations under this contract;

(4) Where the financial indices of the borrower such as profitability, solvency, operation capability and cash flow break through the agreed standard, or have deteriorated or may impact the performance of its obligations under this contract;

(5) Major unfavorable change occurs to the borrower’s production, operation, and foreign investment, which has already impacted or may impact the performance of its obligations under this contract;

(6) Where the borrower or its shareholder, legal representative or person-in-charge, partner, main investor individual or key management personnel involves or may involve major economic dispute, lawsuit, arbitration, or assets are closed down, detained or executed forcibly, or the competent organs such as judicial authority, or administrative organs file any case according to law to investigate into the borrower, or take punishment measure, or exposed by the media due to its violation of the relevant regulation or policy of the state, which has already impacted or may impact the performance of its obligations under this contract;

(7) Where the equity of the borrower changes, change occurs to the share holding relation or partner relation, associated operation relation, partner, main investor individual, key management personnel alter abnormally, disappear, or the any of above-mentioned persons is investigated, is limited in personal freedom by judicial authority according to law, which has already impacted or may impact the performance of its obligations under this contract;

(8) Where the borrower extracts the loan or credit granting of the lender by using false contract between it and its affiliated party, using deal without any actual transaction background, or the borrower intentionally evades repayment of the creditor’s right of the lender through associated transaction.

(9) The borrower has already closed down its business, has been dissolved, liquidated, suspended for business rectification, revoked of business license, cancelled or has applied for bankruptcy or has been applied for bankruptcy or may close down its business, may be dissolved, liquidated, suspended for business rectification, revoked of business license, cancelled or may apply for bankruptcy or be applied for bankruptcy;

(10) The borrower has caused liability accident due to violation of the relevant laws and regulations such as food safety, safe production and environment protection, and supervision regulations or industrial standards, which has already impacted or may impact the performance of its obligations under this contract;

(11) The borrower’s legal representative or person-in-charge, main investor individual or key manager involves in illegal behaviors such as gangsterdom activity, drug taking, gambling, and smuggling;

(12) The borrower owes tax, charge, or often delays the payment of employees’ salaries.

(13) Any other circumstance that may have unfavorable influence on the materialization of the lender’s creditor’s right under this contract.

9.2 If the borrower violates this contract, the lender shall have the right to take one or multiple items of the following measures:

(1) To require the borrower to correct its contract-violating behavior within a limited time.

(2) To stop issuing loan and any other financed sum of money to the borrower according to this contract and other contract between the lender and the borrower, cancel part or the entire loan not drawn by the borrower and any other financed sum of money.

(3) To announce the un-repaid loans under this contract and other contract between the lender and the borrower and other financed sums of money are immediately due, and take back the un-paid sums of money;

(4) Require the borrower to compensate for the loss caused to the lender due to its violation of this contract.

(5) Any other measure stipulated by laws and regulations, agreed in this contract, or deemed necessary by the lender.

9.3 Where the borrower fails to make repayment upon the maturity of the loan (including those announced to be immediately mature), the lender shall have the right to calculate and collect the penalty interest according to the overdue penalty interest rate from the overdue day, and for the interest unpaid in time by the borrower, the complex interest shall be calculated and collected according to the overdue penalty interest rate.

9.4 Where the borrower fails to use the loan according to the use agreed in this contract, the lender shall have the right to calculate and collect penalty interest from the misappropriated part according to the penalty interest rate for loan misappropriation from the day of misappropriation, and for the interest unpaid in time during the period the loan is misappropriated, the complex interest shall be calculated and collected according to the misappropriated penalty interest rate.

9.5 When the circumstances listed in the above-mentioned Articles 9.3 and 9.4 both occur to the borrower at the same time, the penalty interest rate shall be determined according to the higher rate of the two instead of the sum of the two.

9.6 Where the borrower fails to repay the principal, interest (including the penalty interest and the complex interest) of the loan or other sum of money payable on schedule, the lender shall have the right to conduct announcement through media for collection.

9.7 Where the relation of controlling or being controlled between the borrower and the affiliated party of the borrower has changed, or other circumstances except Number (1), and (2) in Article 9.1 occur to the affiliated party of the borrower, which has already impacted or may impact the performance of the borrower’s obligations under this contract, the lender shall have the right to take various measures agreed in this contract.

Article 10    Collection through Deduction

10.1 Where the borrower fails to repay the mature (including those declared to be mature) debt under this contract according to agreement, the lender shall have the right to deduct the corresponding sum of money for payment from all foreign currency and renminbi accounts the borrower has opened with the lender or other branch and sub-branch institutions or the Industrial and Commercial Bank of China, till all the debts under this control have been paid up.

10.2 Where the currency of the sum of money to be deducted is inconsistent with the currency under this contract, the amount shall be converted according to the exchange rate the lender applies on the deduction day. The interest and other charges generated from the deduction day to the paying up day (the day on which the lender converts the deducted amount into the amount of the currency under this contract and actually pays up the debt under this contract), and the difference generated during this period due to the fluctuation of exchange rate shall be borne by the borrower.

10.3 Where the amount deducted by the lender is not enough to pay up all the debts of the borrower, the lender shall have the right to decide the liquidation sequence.

Article 11    Transfer of Rights and Obligations

11.1 The lender shall have the right to transfer part or all of its rights under this contract to a third party, and it shall be unnecessary to obtain consent from the borrower for the transfer behavior of the lender. Unless approved in writing by the lender, the borrower shall not transfer any of its rights and obligations under this contract.

11.2 The lender or the ICBC Corporation Limited (ICBC) can, according to the need of management and operation, authorize or entrust other branch, sub-branch institution of the ICBC to perform the rights and obligations under this contract, or transfer the creditor’s right of the loan under this contract to other branch, sub-branch institution of the ICBC to undertake and manage, the borrower shall express to accept this, and it shall be unnecessary to obtain the consent of the borrower for the above-mentioned behavior of the lender. The other branch, sub-branch institution of the ICBC that undertakes the rights and obligations of the lender shall have the right to exercise all the rights under this contract, and shall have the right to file a lawsuit, institute arbitration proceedings or apply for enforcement in the name of this institution.

Article 12    Coming into Force, Change and Cancellation

12.1 This contract shall come into force upon signature and shall terminate on the day when the borrower has performed all the obligations under this contract.

12.2 Any change of this contract shall be consulted and agreed by various parties unanimously and shall be made in writing. The changed article or agreement shall constitute a part of this contract and shall have the same legal force with this contract. Except the changed part, the rest of this contract shall still remain valid, and before the changed part comes into force, the previous and original article shall still be valid.

12.3 The change and cancellation of this contract shall not influence the rights of various parties to this contract to claim for loss. The cancellation of this contract shall not influence the force of the article relating to dispute settlement.

Article 13    Law Application and Dispute Settlement

The signature, effectiveness, interpretation, performance, and dispute settlement of this contract shall all apply laws of the People’s Republic of China. Any dispute and controversy arising out of or relating to this contract shall be firstly consulted by both parties for settlement. Where consultation cannot be conducted or no agreement can be reached through consultation, the dispute and controversy shall be solved according to the method agreed in this contract.

Article 14    Entire Contract

The first part of this contract Loan conditions and the second part Articles of Contract of Loan for Small-sized Enterprise shall jointly form an entire loan contract. The same word in the two parts shall have the same meaning. This loan of the borrower shall be bound by the above-mentioned two parts.

Article 15    Notices

15.1 All the notices under this contract shall be sent out in writing. Except otherwise agreed, both parties shall designate the domiciles indicated in this contract as the addresses for communication and contact. Where the communication address or contact information of any party changes, it shall be necessary to notify the other party in writing.

15.2 Where any party of this contract refuses to sign and receive or there is any case in which the notice cannot reach the other party, the notifying party can deliver the notice by adopting notarization or announcement.

Article 16    Miscellaneous

16.1 The fact that the lender fails to exercise or partially exercises or delays in exercising any right under this contract shall not constitute the waiver or change of this right or other rights, nor shall it influence its further exercising of this right or other rights.

16. 2 The invalidity or non-performability of any article of this contract shall not influence the validity or performability of other article, nor shall it influence the force of the whole contract.

16.3 The lender shall have the right to, according to the stipulations of relevant laws and regulations or the requirement of financial supervision institution, provide the information relating to this contract and other related information of the borrower to the credit reporting system of the People’s Bank of China and other credit information database established according to law, for query or use by institutions or individuals with proper qualifications. The lender shall also have the right to query the related information of the borrower through the credit reporting system of the People’s Bank of China and other credit information database established according to law, for the purpose of signing and performing this contract.

16.4 The words said in the contract such as “affiliated party”, “affiliated party relation”, “affiliated party transaction”, “main investor individual”, “key management personnel” shall have the same meanings with the same words in the Accounting Standards for Enterprises No. 36 - Disclosure of Affiliated Parties (financial accounting [2006] No.3) published by the Ministry of Finance of the PRC, and its later revision.

16.5 The bills and vouchers on the loan under this contract formulated and reserved by the lender according to its business rules shall constitute the valid evidences certifying the creditor’s right and debt relation between the lender and the borrower, and shall be binding on the borrower.

16.6 In this contract, (1) this contract, whenever mentioned, shall include amendment or supplement to this contract; (2) The article caption shall be for reference only and shall not constitute any interpretation of this contract, and shall not constitute any limit on the contents and their scope under the caption; (3) In the process of performing this contract, if money is drawn on a certain day, and the repayment day is non-banking day, the repayment day shall be postponed to the following banking day.

Both parties confirm: The borrower and the lender have already conducted sufficient consultations on all the articles of this contract. The lender has already requested the borrower to pay particular attention to all the articles relating to the rights and obligations of both parties, and to have a complete and accurate understanding of the same, and has already made interpretations and explanations on the relevant articles at the requirement of the borrower. The borrower has already carefully read and fully understood all the articles of the contract (including Party One Loan conditions, and Party Two Articles of Contract of Loan for Small-sized Enterprise), the borrower and the lender have a completely consistent understanding of this contract and have no objection whatsoever to the content of the contract.

Lender (Seal):

Person-in-charge/authorized agent:

Borrower (Seal)

Legal representative/authorized agent:

                Contract signing date:                Month                            Day, 2010